                                                                    Exhibit 10.1

                        LAMAR DEFERRED COMPENSATION PLAN

                                                                               .
                                                                               .
                                                                               .

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1. THE PLAN......................................................     1
   1.1  History of the Plan..............................................     1
   1.2  Purpose..........................................................     1

SECTION 2. DEFINITIONS...................................................     1
   2.1  "Account"........................................................     1
   2.2  "Beneficiary"....................................................     1
   2.3  "Board"..........................................................     1
   2.4  "Code"...........................................................     1
   2.5  "Committee"......................................................     1
   2.6  "Company"........................................................     2
   2.7  "Contributions"..................................................     2
   2.8  "Disability".....................................................     2
   2.9  "Effective Date".................................................     2
   2.10 "Eligible Employee"..............................................     2
   2.11 "ERISA"..........................................................     2
   2.12 "Participant"....................................................     2
   2.13 "Participation Agreement"........................................     2
   2.14 "Plan Year"......................................................     2
   2.15 "Separation from Service"........................................     2
   2.16 "Specified Employee".............................................     2
   2.17 "Trustee"........................................................     2

SECTION 3. PARTICIPATION.................................................     3
   3.1  Eligibility......................................................     3
   3.2  Election to Participate..........................................     3
   3.3  Termination of Eligibility.......................................     3

SECTION 4. CONTRIBUTIONS.................................................     3
   4.1  Accounts.........................................................     3
   4.2  Investment of Accounts...........................................     3

SECTION 5. PAYMENT OF ACCOUNT............................................     4
   5.1  General..........................................................     4

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   5.2  Separation from Service..........................................     4
   5.3  Change of Distribution Election..................................     4
   5.4  Death Benefits...................................................     5
   5.5  Disability.......................................................     5
   5.6  Distributions for Payment of Employment Taxes....................     5
   5.7  Forfeiture of Benefits...........................................     6
   5.8  Delay of Payments Under Certain Circumstances....................     6

SECTION 6. RIGHTS OF PARTICIPANTS........................................     6
   6.1  Contractual Obligation...........................................     6
   6.2  Unsecured Interest...............................................     7
   6.3  Company's Right to Anticipate Plan Obligations...................     7

SECTION 7. ADMINISTRATION................................................     7
   7.1  Administration...................................................     7
   7.2  Indemnification..................................................     8
   7.3  Expenses.........................................................     8
   7.4  Tax Withholding..................................................     8
   7.5  Claims Procedure.................................................     8

SECTION 8. MISCELLANEOUS.................................................    10
   8.1  Non-Transferability..............................................    10
   8.2  Facility of Payment..............................................    10
   8.3  Nonalienation....................................................    10
   8.4  Discretionary Decisions..........................................    10
   8.5  Rights Against the Company.......................................    10
   8.6  Applicable Law and Construction..................................    11
   8.7  Illegality of Particular Provision...............................    11

SECTION 9. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION............    11

                        LAMAR DEFERRED COMPENSATION PLAN

                               SECTION 1. THE PLAN

     1.1 HISTORY OF THE PLAN

     Lamar Texas Limited Partnership and its affiliates and subsidiaries established an unfunded deferred compensation plan for certain eligible employees, known as the "Lamar Texas Limited Partnership Its Affiliates and Subsidiaries Deferred Compensation Plan."

     In response to certain enacted legislation known as the "American Jobs Creation Act of 2004," the Board of Directors of Lamar Advertising Company hereby amends and restates the Lamar Texas Limited Partnership and Its Affiliates and Subsidiaries Deferred Compensation Plan as the "Lamar Deferred Compensation Plan" (hereinafter referred to as the "Plan"), for contributions made on and after January 1, 2006, for eligible employees.

     1.2 PURPOSE

     The Plan is intended to provide a select group of management or highly-compensated employees with additional compensation, payment of which is deferred until a later date. The Plan is intended to be exempt from the application of the Employee Retirement Income Security Act of 1974, as amended.

                             SECTION 2. DEFINITIONS

     Capitalized terms used in the Plan shall have the respective meanings set forth below. As the context may require, the singular shall include the plural.

     2.1 "ACCOUNT" shall mean a Participant's Account to which the Contributions for a Participant are credited on the books of the Company.

     2.2 "BENEFICIARY" shall mean the person designated as a beneficiary under
Section 5.4, including any charitable organization (as defined in Section 501(c)(3) of the Code), estate, trust, or other estate planning entity.

     2.3 "BOARD" shall mean the Board of Directors of Lamar Advertising Company.

     2.4 "CODE" shall mean the Internal Revenue Code of 1986, as amended. All citations to Sections of the Code are to such Sections as they may from time to time be amended or renumbered.

     2.5 "COMMITTEE" shall mean the Compensation Committee of the Board, or such other person or persons as may be appointed from time to time by the Board to act as the Plan's Committee.

     2.6 "COMPANY" shall mean Lamar Media Corp. and (except where the context requires otherwise) its affiliates and subsidiaries which adopt the Plan.

     2.7 "CONTRIBUTIONS" shall mean the contributions, if any, made by the Company to the Participants' Accounts pursuant to Section 4.1.

     2.8 "DISABILITY" shall mean that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan of the Company.

     2.9 "EFFECTIVE DATE" shall mean January 1, 2006.

     2.10 "ELIGIBLE EMPLOYEE" shall mean an employee who (i) is classified by the Committee as management or a highly compensated employee, (ii) is employed full-time by the Company, (iii) has reached his/her thirtieth (30th) birthday,
(iv) has completed 10 years of service with the Company, (v) has reached the status of manager and (vi) is designated as an Eligible Employee by the Committee. With respect to requirement (iv) in the preceding sentence, years of service with a predecessor employer will not be counted.

     2.11 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. All citations to Sections of ERISA are to such Sections as they may from time to time be amended or renumbered.

     2.12 "PARTICIPANT" shall mean an Eligible Employee who participates in the Plan pursuant to Section 3.

     2.13 "PARTICIPATION AGREEMENT" shall mean a completed agreement between a Participant and the Company, which shall include any amendments, attachments and appendices thereto, in such form approved by the Administrator and filed in accordance with Section 3.2.

     2.14 "PLAN YEAR" shall mean the calendar year.

     2.15 "SEPARATION FROM SERVICE" shall mean a termination of employment from the Company within the meaning of Section 409A(a)(2)(A)(i) of the Code and the guidance issued pursuant thereto.

     2.16 "SPECIFIED EMPLOYEE" shall mean a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof). For purposes of determining a Specified Employee, the identification date shall be December 31.

     2.17 "TRUSTEE" shall mean T. Rowe Price Trust Company, a Maryland limited purpose trust company.

                            SECTION 3. PARTICIPATION

     3.1 ELIGIBILITY

     Each Eligible Employee may become a Participant in the Plan. In the event that a Participant who is an employee of the Company ceases for any reason to be employed in a position which is included within the definition of Eligible Employee, but the individual remains with the Company as an employee, then any amounts in such Participant's Account shall remain subject to the terms of this Plan until otherwise distributable in accordance with Section 5.

     3.2 ELECTION TO PARTICIPATE

     The Committee, in its sole discretion, may provide such election periods with respect to the completion of Participation Agreements as it deems appropriate for the administration of the Plan and which comply with Section 409A of the Code and applicable guidance.

     3.3 TERMINATION OF ELIGIBILITY

     An individual shall cease to be a Participant as of the date the Participant's Account is fully paid-out.

                            SECTION 4. CONTRIBUTIONS

     4.1 ACCOUNTS

     The Company shall establish and maintain an Account for each Participant under the Plan on whose behalf a Company Contribution is credited to the Participant. For each year, the Company shall have the option to credit to the appropriate Account the amounts approved by the Committee. Periodically, each Participant shall be furnished with a statement setting forth the value of the Participant's Account.

     4.2 INVESTMENT OF ACCOUNTS

     A Participant may direct the investment of his or her Accounts, subject to the following:

          (a) The Company shall determine the investments which will be made available as investment options under the Plan from time to time and may but shall not be required to invest the Account in the manner directed by a Participant.

          (b) All investment directions shall be in accordance with such rules and regulations as the Company may establish from time to time for this purpose.

          (c) All earnings and losses on the investments held for a Participant's Account shall be credited to such Account.

          (d) The Company (or its Trustee) shall at all times retain title to all assets held for the Accounts, and shall have the voting power with respect to all stock or other securities held for the Accounts.

          (e) The Accounts shall be valued by the Company (or its Trustee) at fair market value as of the last day of each calendar quarter and at such other times as may be necessary for the proper administration of the Plan.

                          SECTION 5. PAYMENT OF ACCOUNT

     5.1 GENERAL

     At the time a Participant executes a Participation Agreement, the Participant shall duly designate, execute, and file with the Committee (on the Participation Agreement or other appropriate form designated by the Committee) the method of payment of the Participant's Account. Except as otherwise permitted by the Internal Revenue Service or the US Treasury under Section 409A of the Code, a Participant's Account shall not be distributed earlier than (i) the Participant's Separation from Service from the Company, (ii) the Participant's death, (iii) the Participant's Disability, or (iv) the date necessary to satisfy the Participant's employment tax obligations on the Company FICA Amount (as described in Section 5.6). Except as otherwise provided in the Plan, an election with respect to the method of payment shall be irrevocable.

     5.2 SEPARATION FROM SERVICE

     Subject to the provisions of this Section 5 regarding payment upon death and Disability, at the time a Participant first executes a Participation Agreement under Section 3.2, or changes a distribution election in accordance with Section 5.3, the Participant shall elect one of the following methods of payment for the amount in the Participant's Account upon Separation from
Service:

          (a) Lump Sum. The Participant shall receive a single sum cash payment equal to the amount credited to the Participant's Account. The amount of the Participant's Account shall be paid as soon as practicable but no more than 60 days following the Participant's Separation from Service.

          (b) Installments. A Participant may elect to receive distribution of the Participant's Account in installments (not more frequently than quarterly) over a period up to 5 years. Payments shall commence as soon as practicable but no more than 60 days following Separation from Service, and the amount of each installment paid shall equal the balance in the Participant's Account, divided by the number of remaining installments.

          (c) Distributions to Specified Employees. Notwithstanding anything to the contrary provided in this Plan, distributions to Specified Employees upon Separation from Service, other than distributions due to death, shall not commence until at least 6 months after Separation from Service. A Participant's Account shall continue to be invested pursuant to Section 4.2.

     5.3 CHANGE OF DISTRIBUTION ELECTION

     A Participant may change an election under Section 5.2 to delay payment or change the form of payment at any time prior to commencement of distribution by duly completing, executing, and filing with the Committee a new election on an appropriate form designated by the Committee; provided however, that for any change of election to become effective: (i) such subsequent election may not take effect until at least 12 months after the date on which the election is made and (ii) in the case of an election (other than for reason of the Participant's death or Disability), the first payment with respect to which such election is made must be deferred for a period of not less than 5 years from the date such payment would otherwise have been made. In the event a Participant has not made an election under Section 5.2 that is effective upon Separation from Service, then the Participant shall receive a lump sum distribution under Section 5.2.

     5.4 DEATH BENEFITS

     At the time the Participant executes a Participation Agreement and at any time thereafter, the Participant may designate a Beneficiary (or change a Beneficiary designation) to receive the unpaid amount under the Participant's Account in the event of the death of the Participant by duly completing, executing, and filing with the Committee before the Participant's death the appropriate form designated by the Committee. In the event of the death of the Participant prior to Separation from Service, the unpaid amount shall be paid in a lump sum cash payment to the Participant's Beneficiary unless the Participant has directed that payment of the Participant's Account is to be made upon the Participant's death in one of the other methods of payment described in Section
5.2. Such payment shall be paid as soon as practicable but no more than 60 days following the death of the Participant. In the event of the death of the Participant on or after Separation from Service, the unpaid amount shall be paid to the Participant's Beneficiary in accordance with the method of payment elected by the Participant for distribution upon Separation of Service unless the Participant has directed that upon the Participant's death, payment is to be made in one of the other methods of payment described in Section 5.2.

     In the event a Participant has failed to make an effective Beneficiary designation in accordance with this Section or the individual named in an effective Beneficiary election is not alive at the time of the Participant's death, then the death benefits payable hereunder shall be paid to the Participant's estate as soon as practicable in a lump sum.

     5.5 DISABILITY

     Upon a determination by the Committee that a Participant has incurred a Disability, the Participant's Account shall be paid to the Participant in a lump sum payment unless the Participant has directed that payment of the Participant's Account is to be made upon the Participant's Disability in one of the other methods of payment described in Section 5.2. Such payment shall be paid as soon as practicable but no more than 60 days following the Committee's determination that a Participant has incurred a Disability.

     5.6 DISTRIBUTIONS FOR PAYMENT OF EMPLOYMENT TAXES

     The Committee may permit the acceleration of the time or schedule of a payment to pay the Federal Insurance Contributions Act ("FICA") tax imposed on compensation deferred under the Plan (the "FICA Amount"). Additionally, the Committee may permit the acceleration of time or schedule of a payment to pay the income tax at source on wages imposed on the FICA Amount, and to pay the additional income tax at source on wages attributable to the pyramiding wages and taxes. However, the total payment under this Section may not exceed the aggregate of the FICA Amount and the income tax withholding related to such FICA amount.

     5.7 FORFEITURE OF BENEFITS

     Notwithstanding anything herein contained to the contrary, no payment of a Participant's Account shall be made and all rights under the Participation Agreement of the Participant, his or her Beneficiary, executors or administrators, or any other person, to receive payments thereof shall be forfeited if the Participant is discharged for malfeasance or wrongful conduct.

     5.8 DELAY OF PAYMENTS UNDER CERTAIN CIRCUMSTANCES

     Notwithstanding the provisions of this Section 5, to the extent permitted by Section 409A of the Code and the regulations thereunder the Company, in its discretion, may delay payment to a date after the payment date designated in such paragraphs under any of the following circumstances:

          (a) Payments Made As Soon As Practicable After the Specified Date. Payments will be made as soon as practicable after the date specified in this
Section 5 and in any event within the same calendar year or, if later, by the fifteenth day of the third calendar month following the date specified in this
Section 5.

          (b) Payments that Would Violate a Loan Covenant or Similar Contractual Requirement. Payment will be delayed where the Committee reasonably anticipates that the making of the payment will violate a term of a loan agreement or other similar contract to which the Company is a party and such violation will cause material harm to the Company; provided that the delayed payment is made at the earliest date at which the Committee reasonably anticipates that the making of the payment will not cause such violation, or such violation will not cause material harm to the Company, and provided that the facts and circumstances indicate that the Company entered into such loan agreement or other similar contract for legitimate business reasons and not to avoid the restrictions on deferral elections and subsequent deferral elections under Section 409A of the Code.

          (c) Payments that Would Violate Federal Securities Laws or Other Applicable Law. Payment will be delayed where the Committee reasonably anticipates that the making of the payment will violate federal securities laws or other applicable law; provided that the delayed payment is made at the earliest date at which the Committee reasonably anticipates that the making of the payment will not cause such violation.

                        SECTION 6. RIGHTS OF PARTICIPANTS

     6.1 CONTRACTUAL OBLIGATION

     All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company, to the extent not paid by a grantor trust established pursuant to
Section 6.3. The Committee may decide that a Participant's Account may be reduced to reflect allocable administrative expense.

     6.2 UNSECURED INTEREST

     Neither the Company nor the Committee in any way guarantees the investment performance of a Participant's Account. No special or separate fund shall be established, and no segregation of assets shall be made to assure the payment of benefits hereunder. No Participant or Beneficiary hereunder shall have any right, title, or interest whatsoever in any specific asset of the Company. Nothing contained in this Plan and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

     6.3 COMPANY'S RIGHT TO ANTICIPATE PLAN OBLIGATIONS

     The Company may, for administrative reasons, establish a grantor trust for the benefit of Participants participating in the Plan. The assets of said trust, as well as any insurance contracts held by such trust, shall be held separate and apart from other Company funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

          (a) The creation of said trust shall not cause the Plan to be other than "unfunded" for purposes of ERISA;

          (b) The Company shall be treated as "grantor" of said trust for purposes of Section 677 of the Code; and

          (c) Said trust agreement shall provide that its assets may be used to satisfy claims of the Company's general creditors in the event of the Company's insolvency, and the rights of such general creditors are enforceable by them under federal and state law.

                            SECTION 7. ADMINISTRATION

     7.1 ADMINISTRATION

          (a) The Plan shall be administered by the Committee. The Committee may appoint one or more individuals and delegate such of its powers and duties described herein as it deems desirable to any such individual, in which case every reference herein made to the Committee shall be deemed to mean or include the individuals as to matters within the jurisdiction of such delegations. The Committee is authorized to construe and interpret all provisions of the Plan, to remedy any inconsistencies or omissions, to resolve any ambiguities, to adopt rules and practices concerning the administration of the Plan, and to make any determinations and calculations necessary or appropriate hereunder. The determination of the Committee as to any disputed question arising under this Plan, including questions of construction and interpretation, shall, in all events, be final, binding, and conclusive on all persons.

          (b) The Committee may engage the services of accountants, attorneys, actuaries, investment consultants, and such other professional personnel as are deemed necessary or advisable to assist them in fulfilling their responsibilities under the Plan. The Committee and their delegates and assistants will be entitled to act on the basis of all tables, valuations, certificates, opinions, and reports furnished by such professional personnel.

     7.2 INDEMNIFICATION

     To the extent permitted by law, all agents and representatives of the Committee shall be indemnified by the Company and saved harmless against any claims, and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan, except claims arising from gross negligence, willful neglect, or willful misconduct.

     7.3 EXPENSES

     The cost of payments from this Plan and the expenses of administering the Plan shall be borne by the Company, except as otherwise may be provided herein.

     7.4 TAX WITHHOLDING

     The Company may withhold from any payment that may be obligated under the Plan, or any other amounts owed by the Company to the Participant or any Beneficiary, any federal, state, local, or other taxes required by law to be withheld with respect to such payment and such sums as the Company may reasonably estimate are necessary to cover any other amounts for which the Company may be legally liable and which may be assessed with regard to such payment.

     7.5 CLAIMS PROCEDURE

          (a) Claims. Claims for benefits under the Plan shall be submitted in writing to the Committee or its designee.

          (b) Denial of Claim. If any claim for benefits is wholly or partially denied, the claimant shall be given written or electronic notice within 90 days following the date on which the Committee receives the claim, which notice shall set forth:

               (i) the specific reason or reasons for the denial;

               (ii) reference to specific Plan provisions on which the denial is based;

               (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

               (iv) a description of the Plan's claim review procedure.

     If special circumstances require an extension of time for processing the claim, written notice of an extension shall be furnished to the claimant prior to the end of the initial period of 90 days following the date on which the Committee receives the claim. Such an extension may not exceed a period of 90 days beyond the end of said initial period.

     Special timeframe for disability benefits: If a claimant makes a claim for benefits based on the claimant's disability and the claim is wholly or partially denied, the claimant shall be given written or electronic notice within 45 days following the date on which the Committee receives the claim. If special circumstances require an extension of time for processing the claim, the Committee may take up to two consecutive 30-day extensions of time to decide the claim. If the Committee uses a 30-day extension, the Committee shall notify the claimant in writing before the beginning of the 30-day extension.

          (c) Claim Review Procedure. The claimant or the claimant's authorized representative shall have 60 days after receipt of notification of denial of a claim to request a review of the denial by making written request to the Committee and may review pertinent documents and submit issues and comments in writing within such 60-day period.

     Not later than 60 days after receipt of the request for review, the Committee shall render and furnish to the claimant a written or electronic notice of decision. If the claim is wholly or partially denied, the notice shall include specific reasons for the decision and shall make references to specific Plan provisions on which it is based. If special circumstances require an extension of time for processing, the decision shall be rendered not later than 120 days after receipt of the request for review, provided that written notice and explanation of the delay are given to the claimant prior to commencement of the extension. Such decision by the Committee shall not be subject to further review.

     Special timeframe for disability benefits: If the claim for benefits is based on the claimant's disability, the claimant or the claimant's authorized representative shall have 180 days after receipt of notification of denial of a claim to request a review of the denial by making written request to the Committee. Not later than 45 days after receipt of the request for review, the Committee shall render and furnish to the claimant a written or electronic notice of decision. If special circumstances require an extension of time for processing, the decision shall be rendered not later than 90 days after receipt of the request for review, provided that written notice and explanation of the delay are given to the claimant prior to commencement of the extension.

          (d) Exhaustion of Remedy. No claimant shall institute any action or proceeding in any state or federal court of law or equity or before any administrative tribunal or arbitrator for a claim for benefits under the Plan until the claimant has first exhausted the procedures set forth in this Section 7.5.

          (e) Committee Discretion. Benefits under this Plan will be paid only if the Committee decides in its discretion that the Participant or Beneficiary is entitled to them.

                            SECTION 8. MISCELLANEOUS

     8.1 NON-TRANSFERABILITY

     In no event shall the Company make any payment under this Plan to any assignee or creditor of a Participant or of a Beneficiary, except as otherwise required by law. Prior to the time of a payment hereunder, a Participant or a Beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law.

     8.2 FACILITY OF PAYMENT

     In the event the Committee determines that any Participant or Beneficiary receiving or entitled to receive benefits under the Plan is incompetent to care for their affairs and in the absence of the appointment of a legal guardian of the property of the incompetent, benefit payments due under the Plan (unless prior claim thereto has been made by a duly qualified guardian, committee, or other legal representative) may be made to the spouse, parent, brother or sister, or other person, including a hospital or other institution, deemed by the Committee to have incurred or to be liable for expenses on behalf of such incompetent. In the absence of the appointment of a legal guardian of the property of a minor, any minor's share of benefits payable under the Plan may be paid to such adult or adults as in the opinion of the Committee have assumed the custody and principal support of such minor.

     The Committee, however, may require that a legal guardian for the property of any such incompetent or minor be appointed by a court of competent jurisdiction before authorizing the payment of benefits in such situation. Benefit payments made under the Plan in accordance with determinations of the Committee shall be a complete discharge of any obligation arising under the Plan with respect to such benefit payments.

     8.3 NONALIENATION

     No benefits payable under the Plan shall be subject to alienation, sale, transfer, assignment, pledge, attachment, garnishment, lien, levy, or like encumbrance. No benefit under the Plan shall in any manner be liable for or subject to the debts or liabilities of any person entitled to benefits under the Plan.

     8.4 DISCRETIONARY DECISIONS

     All decisions, determinations, or interpretations which the Board, the Committee, the Company, or any member, officer or employee thereof are authorized to make under the Plan (including the delegation of any authority hereunder to another party) shall be made in that party's sole discretion and shall be final, binding, and conclusive on all interested persons.

     8.5 RIGHTS AGAINST THE COMPANY

     Neither the establishment of the Plan, nor any modification thereof, nor any payments hereunder shall be construed to give any Participant the right to be retained in the service of the

Company or, in the case of an employee, to interfere with the right of the Company to discharge the Participant at any time.

     8.6 APPLICABLE LAW AND CONSTRUCTION

     This Plan shall be governed by, construed and administered in accordance with the applicable provisions of ERISA, and any other applicable federal law, including Section 409A of the Code, and to the extent not preempted by federal law this Plan shall be governed by, construed and administered under the laws of the State of Louisiana other than its laws respecting conflict of laws. This instrument shall be binding on all successors and assignees of the Company.

     8.7 ILLEGALITY OF PARTICULAR PROVISION

     The illegality of any particular provision of this document shall not affect the other provisions, and the document shall be construed in all respects as if such invalid provision were omitted. If the inclusion of any employee(s) as a Participant under this Plan would cause the Plan to fail to comply with the requirements of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or Section 409A of the Code, then the Plan shall be severed with respect to such employee(s), who shall be considered to be participating in a separate arrangement.

          SECTION 9. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION

     The Company may, at any time, in its sole discretion, amend, modify, suspend or terminate the Plan in whole or in part, except that no such amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Account. The authority to amend or modify the Plan shall include the authority to amend the procedure for amending or modifying the Plan and the authority to amend or modify any related instrument or agreement. In the event that this Plan is terminated, the distribution of the amounts credited to a Participant's Account shall not be accelerated but shall be paid at such time and in such manner as determined under the terms of the Plan immediately prior to termination as if the Plan had not been terminated.